LEASE AGREEMENT MODIFICATION

This Lease Agreement Modification is made and entered into on this _**13th day of July, 2009** by and between **Leaventon and Leaventon, LLC** ("Lessor") and **The Guitammer Company** ("Lessee").

BACKGROUND INFORMATION

A. Lessor and Lessee are parties to a certain Lease Agreement entered into on the 18th day of January, 2006 for a term of 42 months commencing March 1, 2006 and ending on August 31, 2009 and a Lease Agreement Modification entered into on the 8th day of February, 2006 for 11,177 sq ft at 6117 Maxtown Rd., Westerville, Ohio 43082.

B. Lessor and Lessee are parties to a certain Lease Agreement Modification entered into on the 1st day of February, 2008 ending on August 31, 2009 for an additional 4,112 sq ft.

STATEMENT OF MODIFICATION

A. Lessor and Lessee desire to modify Lease Agreement to provide for an additional 48 month Term for a total of 15,289 sq ft, beginning September 1, 2009, and ending August 31, 2013 with the rent rate:

September 1, 2009 to December 31, 2009	$3,500.00 per month
January 1, 2010 to August 31, 2010	$5,082.00 per month
September 1, 2010 to August 31, 2011	$6,082.00 per month
September 1, 2011 to August 31, 2013	$7,082.00 per month

B. Within 60 days of the execution of this Lease Agreement Modification, Lessor shall steam clean the carpet in main area and 5 offices, repair the roof as necessary, repair the west door and install a smash bar on the north door.

C. Should Lessee install a hydraulic dock leveler during the Modification Term, Lessor shall credit half of the cost (up to $3,000) to the 48th month's rent.

D. Except as modified, all the terms, and conditions of the Lease shall continue in full force and effect.

E. No real estate leasing commissions due to any party in connection with this Lease Agreement Modification.

This Modification has been executed as of the day and year first above written.

Signed and Acknowledged in the Presence of:

Jacquelin H Sipko

LESSOR
Leaventon and Leaventon, LLC
By:

Lori Miller

LESSEE
The Guitammer Company
By:

LESSOR'S ACKNOWLEDGMENT

STATE OF OHIO

SS:

COUNTY OF Portage

This 28th day of July 2009, before me a Notary Public in and for the state and county aforesaid, personally appeared who acknowledged the signing of the same as his free act and deed.

Jacquelin H Sipko
Notary Public

JACQUELIN H. SIPKO
NOTARY PUBLIC • STATE OF OHIO
Recorded in Portage County
My commission expires June 12, 2011

LESSEE'S ACKNOWLEDGMENT

STATE OF OHIO

SS:

COUNTY OF Delaware

This 19th day of July 2009, before me a Notary Public in and for the state and county aforesaid, personally appeared who acknowledged the signing of the same as his/her free act and deed.

Notary Public

NOTARY PUBLIC ★ STATE OF OHIO ★

LORI E. MILLER
Notary Public, State of Ohio
My Commission Expires
March 12, 2010